                                                                                                                   Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                            Perini Corporation
15300 Ventura Boulevard, Suite 303                                                             73 Mount Wayte Ave.
Sherman Oaks, CA 91403                                                                            Framingham, MA 01701
(818) 789-0100                                                                                           (508) 628-2295
Crocker Coulson, Partner                                                                             Robert Band, President

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q1 2004 Results

  Net income of $11.2 million
  Diluted earnings per share of $0.44
  Backlog of $1.45 billion

Framingham, MA – May 6, 2004 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the first quarter ended March 31, 2004.

Net income was $11.2 million for the first quarter of 2004, as compared to first quarter net income of $11.4 million in 2003. Basic earnings per common share were $0.47 for the first quarter of 2004, as compared to $0.48 for the first quarter of 2003. Diluted earnings per common share were $0.44 for the first quarter of 2004, as compared to $0.48 for the first quarter of 2003. Both 2004 and 2003 first quarter results reflect a lower than normal tax rate due in part to the realization of a portion of the federal tax benefit not recognized in prior years. In addition, net income for the first quarter of 2003 included the recognition of an additional $7.0 million federal tax benefit based on the expectation that the Company would be able to utilize a portion of its net operating loss carryforwards in future years. As a result, basic and diluted earnings per share calculations for the first quarter of 2003 were favorably impacted by $0.31 per share due to the recognition of the $7.0 million federal tax benefit.

Revenues from construction operations totaled $480.3 million for the first quarter of 2004, as compared with $291.3 million for the first quarter of 2003.

First quarter 2004 operating results reflect positive profit contributions from all of the Company’s business units, most notably from the Company’s management services segment which benefited from the impact of an increased volume of work in the rebuilding of Iraq and Afghanistan.

Assuming an effective income tax rate of 38% and also assuming that the Company completed its 2003 tender offer for its $21.25 Preferred Stock prior to January 1, 2003, pro forma net income for the first quarter of 2004 would have been $7.3 million, as compared to pro forma net income of $2.8 million for the first quarter of 2003. Similarly, pro forma basic earnings per common share for the first quarter of 2004 would have been $0.30, as compared to pro forma basic earnings per common share of $0.11 for the first quarter of 2003. Pro forma diluted earnings per common share for the first quarter of 2004 would have been $0.28, as compared to pro forma diluted earnings per common share of $0.11 for the first quarter of 2003. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

-more-

May 6, 2004                                                                           Perini Q1 Results                                                                           Page 2

Backlog at $1.45 Billion
The backlog of uncompleted construction work at March 31, 2004 was $1.45 billion compared to $992 million at March 31, 2003 and $1.67 billion at December 31, 2003. New contract awards and adjustments to contracts in process added to the backlog during the first quarter of 2004 amounted to $265 million and include approximately $254 million of hotel and casino work in California.

Financial Condition Remains Strong in 2004
The Company’s financial condition remained strong at March 31, 2004. Working capital increased from $125.4 million at December 31, 2003 to $153.5 million at March 31, 2004. Long-term debt increased from $8.5 million December 31, 2003 to $19.1 million at March 31, 2004.

Robert Band, President and Chief Operating Officer stated that, “We are pleased to report a strong profit performance for the first quarter of 2004. Our building and management services operations contributed significantly to our first quarter 2004 earnings as a result of favorable experience in their core niche markets – gaming and hospitality, and construction management services to U.S. government agencies, most notably due to our work in the rebuilding of Iraq and Afghanistan.”

Outlook
Looking ahead, based on the current level of backlog, new work opportunities and the overall status of the U. S. economy, the Company continues to expect 2004 to be a year of increased growth. While it is difficult to predict the exact timing of major new work awards or the impact such awards may have on 2004 results of operations, the Company continues to forecast 2004 revenues ranging from $1.4 billion to $1.6 billion and pro forma diluted earnings per share ranging from $0.90 to $1.00. The Company has changed its earnings per share outlook from a basic to a diluted basis.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects.

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

-more-

May 6, 2004                                                                           Perini Q1 Results                                                                           Page 3

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

-more-

May 6, 2004                                                                           Perini Q1 Results                                                                           Page 4

Perini Corporation (NYSE)
Summary of Consolidated Earnings
(Unaudited)
(In Thousands of Dollars)

                                                                  For the Three Months
                                                                      Ended March 31,
                                                            -------------------------------                                                     -------------------------------
                                                                   2004             2003
                                                             --------------   --------------
Construction Revenues:
  Building                                                       $ 291,438        $ 209,002
  Civil                                                             27,457           45,701
  Management services                                              161,409           36,557
                                                             --------------   --------------

TOTAL CONSTRUCTION REVENUES                                      $ 480,304        $ 291,260
                                                             ==============   ==============

Gross profit                                                     $  23,528        $  13,703
General and administrative expenses                                  9,743            8,808
                                                             --------------   --------------
Income from construction operations                                 13,785            4,895
Other expense, net                                                   1,844              174
Interest expense                                                       191              202
                                                             --------------   --------------
Income before income taxes                                          11,750            4,519
(Provision) credit for income taxes (a)                               (529)           6,900
                                                             --------------   --------------
NET INCOME                                                       $  11,221        $  11,419

Less:   Dividends accrued on Preferred Stock                          (297)            (531)
                                                             --------------   --------------
Total available for common stockholders                          $  10,924        $  10,888
                                                             ==============   ==============

BASIC EARNINGS PER COMMON SHARE                                  $    0.47        $    0.48
                                                             ==============   ==============

DILUTED EARNINGS PER COMMON SHARE                                $    0.44        $    0.48
                                                             ==============   ==============

Weighted average common shares outstanding:
  Basic                                                             23,014           22,664
  Effect of dilutive stock options and warrants outstanding          1,879               14
                                                             --------------   --------------
  Diluted                                                           24,893           22,678
                                                             --------------   --------------

(a) The (provision) credit for income taxes reflects a lower-than-normal tax rate in both 2004 and 2003 due in part to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations. The credit for income taxes in 2003 also includes the recognition of an additional $7.0 million federal tax benefit in accordance with FAS No. 109, "Accounting for Income Taxes" based on the expectation that the Company will be able to utilize a portion of its net operating loss carryforwards in future years.

Selected Balance Sheet Data
(Unaudited)
(In Thousands of Dollars)

                                                  March 31,       December 31,
                                                    2004              2003
                                                --------------   ---------------
Total assets                                        $ 620,105         $ 565,443
Working capital                                     $ 153,484         $ 125,397
Long-term debt, less current maturities             $  19,067         $   8,522
Stockholders' equity                                $ 133,873         $ 120,560

-more-

May 6, 2004                                                                           Perini Q1 Results                                                                           Page 5

Perini Corporation (NYSE)
Table 1
Reconciliation of Reported Net Income to
Pro Forma Net Income (A)
(Unaudited)
(In Thousands of Dollars)

                                                                              For the
                                                                            Three Months
                                                                          Ended March 31,
                                                                    -----------------------------
                                                                         2004            2003
                                                                    -------------   -------------

Reported net income                                                     $ 11,221      $ 11,419
Less:  (Provision) credit for income taxes                                  (529)        6,900
                                                                    -------------   -------------
Income before income taxes                                                11,750           4,519
Provision for income taxes assuming a 38% effective rate                   4,465           1,717
                                                                    -------------   -------------
Pro forma net income                                                       7,285           2,802

Less: Dividends accrued on Preferred Stock
      assuming the tender offer took place prior to
          January 1, 2003                                                   (297)           (297)
                                                                    -------------   -------------
Pro forma total available for common stockholders                       $  6,988       $   2,505
                                                                    =============   =============

Pro forma basic earnings per common share                               $   0.30       $    0.11
                                                                    =============   =============

Pro forma diluted earnings per common share                             $   0.28       $    0.11
                                                                    =============   =============

Weighted average common shares outstanding:
Basic                                                                     23,014          22,664
Effect of dilutive stock options and warrants outstanding                  1,879              14
                                                                    -------------   -------------
Diluted                                                                   24,893          22,678
                                                                    -------------   -------------

(A) The calculation of pro forma net income and pro forma earnings per common share assumes (i) an effective tax rate of 38% which more closely approximates the Company's effective tax rate on a prospective basis and (ii) the impact of the Company's 2003 tender offer for its $21.25 Preferred Stock as if it took place prior to January 1, 2003.

###